Contact:
Shelley Boxer
V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investors/Media:
Eric Boyriven/Alexandra Tramont
FD
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. REPORTS RESULTS FOR ITS FISCAL 2010 FIRST QUARTER

Melville, NY, January 7, 2010 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operation (“MRO”) supplies to industrial customers throughout the United States, today reported financial results for its fiscal 2010 first quarter ended November 28, 2009.

For the fiscal 2010 first quarter, net sales were $384.8 million, compared with $433.0 million in the prior year period.  Fiscal 2010 first quarter operating income was $51.0 million, or 13.3% of net sales, compared with $74.4 million, or 17.2% of net sales, in the prior year period. For the first quarter of fiscal 2010, the Company reported net income of $31.4 million, compared with net income of $45.1 million in the first quarter of fiscal 2009. Diluted earnings per share in the fiscal 2010 first quarter were $0.50 (based on 62.7 million diluted shares outstanding), compared to $0.72 (based on 62.3 million diluted shares outstanding) in the same period a year ago.

“The fiscal first quarter produced solid results for MSC,” said David Sandler, President and Chief Executive Officer.  “Despite operating in a business environment that remained difficult, we generated results in-line with our expectations and continued to take market share.  While customers continue to watch spending carefully, average daily sales improved during the quarter. Much of the improvement came from our large accounts, where demand has recovered more quickly than our more traditional customer base. Finally, we continue to implement our strategic investment programs that we anticipate will enhance our sales growth, productivity and profitability as the economy recovers.”

“Our financial performance in the fiscal 2010 first quarter reflected strong execution in all aspects of our business,” said Chuck Boehlke, Executive Vice President and Chief Financial Officer.  “We posted sequential average daily sales growth of approximately 12% from fiscal 2009 fourth quarter levels, and continue to operate from a position of financial strength and liquidity that gives us a significant competitive advantage. Our cash generation performance remained strong, as cash flow from operations totaled 149% of net income for the fiscal first quarter, and MSC generated $41.7 million in free cash flow (see Note 1) during the period.”

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2010 FIRST QUARTER RESULTS	Page -2-

Mr. Sandler concluded, “Leveraging our 70 years of experience, we took the right steps to adapt to market conditions in fiscal 2009. We slowed spending, enhanced our value proposition, retained our trained associates, generated significant cash and aggressively took market share. While we are pleased with our performance in the first quarter of fiscal 2010, we continue to operate in a challenging environment with limited visibility.  We are encouraged to see the sales momentum from our first quarter build in the second quarter. However, our margin structure in the near-term will continue to reflect changes in sales and margin mix, the cost of our strategic investment initiatives, restoration of associate compensation and the effects of a highly competitive marketplace.  We remain convinced that the current market represents the greatest opportunity in our history to take market share and grow. We are confident that our work through the downturn has set the stage for significant revenue and earnings growth over the long term as economic conditions normalize.”

For the fiscal 2010 second quarter, the Company currently expects net sales of between $384.0 million and $396.0 million, and expects diluted earnings per share to be between $0.43 and $0.47.  Expectations are based on MSC’s financial performance in the first several weeks of the second quarter of fiscal 2010.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for the fiscal 2010 first quarter, and to comment on current operations. The call may be accessed via the Internet in the Investor Relations section (under “About MSC”) of MSC’s website located at: www.mscdirect.com.  A replay of the conference call will be available on the Company’s website through January 21, 2010.

Note 1 – Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment as shown on the Company’s consolidated statements of cash flows.  Net cash provided by operating activities during the fiscal 2010 first quarter was $46.8 million.  Expenditures for property, plant and equipment during the fiscal 2010 first quarter was $5.1 million.  Management considers free cash flow to be an important indicator of the Company’s financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, debt repayment and repurchases of the Company’s stock.  Free cash flow is not a measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and may not be defined and calculated by other companies in the same manner.  Free cash flow should not be considered a substitute for “Operating income,” “Net income,” “Net cash flows provided by operating activities” or any other measure determined in accordance with GAAP.

About MSC Industrial Direct Co., Inc.
MSC Industrial Direct Co., Inc. is one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States. MSC distributes approximately 600,000 industrial products from approximately 3,000 suppliers to approximately 336,000 customers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8:00 p.m. Eastern Time. MSC reaches its customers through a combination of approximately 29 million direct-mail catalogs and CD-ROMs, 99 branch sales offices, 947 sales people, the Internet and associations with some of the world's most prominent B2B eCommerce portals. For more information, visit the Company's website at http://www.mscdirect.com.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2010 FIRST QUARTER RESULTS	Page -3-

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about future expected net sales and diluted earnings per share and expectations as to revenue, earnings and margin growth, shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2010 FIRST QUARTER RESULTS	Page -4-

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets

(In thousands)

	November 28, 2009	August 29, 2009
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$250,620	$225,572
Accounts receivable, net of allowance for doubtful accounts	177,812	165,368
Inventories	243,283	246,649
Prepaid expenses and other current assets	14,700	17,169
Deferred income taxes	26,917	27,956
Total current assets	713,332	682,714

Property, plant and equipment, net	132,328	131,885
Goodwill	271,765	271,765
Identifiable intangibles, net	54,009	55,766
Other assets	12,638	15,417
Total assets	$1,184,072	$1,157,547

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit notes	$95,000	$95,000
Current maturities of long-term notes payable	66,793	59,105
Accounts payable	58,432	55,345
Accrued liabilities	49,505	46,388
Total current liabilities	269,730	255,838
Long-term notes payable	18,822	39,365
Deferred income taxes and tax uncertainties	58,022	56,808
Total liabilities	346,574	352,011
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	47	47
Class B common stock	18	18
Additional paid-in capital	349,630	336,092
Retained earnings	596,146	577,321
Accumulated other comprehensive loss	(2,025)	(2,068)
Class A treasury stock, at cost	(106,318)	(105,874)
Total shareholders’ equity	837,498	805,536
Total liabilities and shareholders’ equity	$1,184,072	$1,157,547

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2010 FIRST QUARTER RESULTS	Page -5-

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income

 (In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	November 28, 2009	November 29, 2008

Net sales	$384,817	$433,022
Cost of goods sold	209,118	228,948
Gross profit	175,699	204,074
Operating expenses	124,677	129,646
Income from operations	51,022	74,428
Other (Expense) Income:
Interest expense	(387)	(1,894)
Interest income	60	312
Other (expense) income, net	(17)	5
Total other expense	(344)	(1,577)
Income before provision for income taxes	50,678	72,851
Provision for income taxes	19,258	27,756
Net income	$31,420	$45,095
Per Share Information:
Net income per common share:
Basic	$0.50	$0.73
Diluted	$0.50	$0.72
Weighted average shares used in computing net income per common share:
Basic	62,206	61,613
Diluted	62,727	62,298
Cash dividend declared per common share	$0.20	$0.20

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2010 FIRST QUARTER RESULTS	Page -6-

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	November 28, 2009	November 29, 2008
Cash Flows from Operating Activities:
Net income	$31,420	$45,095
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	6,577	6,691
Stock-based compensation	3,098	2,746
Provision for doubtful accounts	799	1,446
Deferred income taxes and tax uncertainties	2,253	1,034
Excess tax benefits from stock-based compensation	(1,749)	(210)

Changes in operating assets and liabilities:
Accounts receivable	(13,220)	12,085
Inventories	3,393	(5,553)
Prepaid expenses and other current assets	2,471	2,842
Other assets	2,656	2,634
Accounts payable and accrued liabilities	9,129	3,555

Total adjustments	15,407	27,270

Net cash provided by operating activities	46,827	72,365

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(5,135)	(6,798)
Proceeds from sale of property, plant and equipment	--	448

Net cash used in investing activities	(5,135)	(6,350)

Cash Flows from Financing Activities:
Purchases of treasury stock	(1,064)	(80)
Payment of cash dividends	(12,595)	(12,448)
Excess tax benefits from stock-based compensation	1,749	210
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	632	628
Proceeds from exercise of Class A common stock options	7,491	573
Net proceeds under revolving loans from credit facility	--	4,000
Repayments of notes payable under the credit facility and other notes	(12,855)	(10,292)
Net cash used in financing activities	(16,642)	(17,409)

Effect of foreign exchange rate changes on cash and cash equivalents	(2)	(190)
Net increase in cash and cash equivalents	25,048	48,416
Cash and cash equivalents – beginning of period	225,572	42,843
Cash and cash equivalents – end of period	$250,620	$91,259
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$3,153	$3,140
Cash paid for interest	$344	$1,870

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